UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

WideOpenWest, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-38101	46-0552948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado 80111
(Address of principal executive offices, including zip code)

(720) 479-3500

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 5, 2019,  the Audit Committee of the Board of Directors (the “Audit Committee”) of WideOpenWest, Inc. (the “Company”)  after discussion with management of the Company and BDO USA, LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued (i) audited consolidated financial statements for the years ended December 31, 2017 and 2016 and (ii) unaudited condensed consolidated financial statements for the periods ended June 30, 2017, September 30, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 should be restated and no longer relied upon.

As part of preparing its 2018 consolidated financial statements, the Company identified past errors in the accounting for deferred income tax liabilities and goodwill that resulted from a 2006 purchase of the membership interests (the “2006 Merger Transaction”) in WideOpenWest Finance, LLC (“WOW Finance”). Specifically, the Company identified a past error in that a distribution, which occurred as part of the 2006 Merger Transaction, was not properly reflected as a reduction to the former members of WOW Finance’s (the “Members”) outside tax basis in WOW Finance, which resulted in an understatement of deferred income tax liabilities and goodwill of $97.8 million at the time of the 2006 Merger Transaction.

Following the 2006 Merger Transaction, WOW Finance continued as a partnership for tax purposes until 2016, at which point a restructuring (the “Restructuring”) occurred creating a change in tax status for WOW Finance. Upon the change in tax status, the Members were deemed to have exchanged the deferred tax liability associated with their investment in WOW Finance for separate deferred tax positions in the underlying assets and liabilities of WOW Finance. As a result of the above, the Company determined that the deferred tax liabilities and deferred tax expense associated with its remeasurement of its interest in WOW Finance at the time of the 2016 Restructuring was incorrectly calculated as it was based upon the incorrect outside tax basis calculation made at the time of the 2006 Merger Transaction. The correction of the error resulted in an increase of deferred tax liabilities and of deferred tax expense of $59.9 million for the year ended December 31, 2016.

For 2017, the change to the deferred tax liabilities caused by the aforementioned error required revaluation due to the effects of the 2017 Tax Act. This impact, along with further insignificant income tax errors in the recorded tax effects related to the remeasurement of the previously held interest in WOW Finance, resulted in a required correction to decrease deferred tax liabilities and deferred tax expense by $24.7 million, resulting in increases to the Company’s net income and earnings per share for the year ended December 31, 2017.

As part of the review and assessment of the deferred income tax matter described above, the Company identified a past error in the allocation of corporate goodwill to individual reporting units at the time of the 2006 Merger Transaction. Specifically, goodwill was allocated in a manner consistent with the partnership agreement for the allocation of profits and losses to the Members, but not recorded and tested at the reporting unit level. Historically, the Company has had an excess of estimated fair value over carrying value of goodwill in certain of its reporting units that were ultimately impacted by the first quarter 2018 non-cash impairment charge and as such, a quantitative impairment analysis was not required. Accordingly, the error was not discovered until further investigation of the deferred income tax matter discussed above. In order to correct the allocation error, the Company correctly reallocated corporate goodwill between the reporting units in accordance with the reporting unit methodology in place at 2006. This correction resulted in a decrease in the first quarter of 2018 impairment charge by $40.1 million, which is reflected in the consolidated financial statements for the year ended December 31, 2018.

The cumulative impacts of the above described historical errors on the Company’s balance sheet as of December 31, 2018, prior to giving effect to the restatements, are understatements of goodwill of approximately $138.0 million, deferred tax liabilities of approximately $41.0 million and stockholders’ equity of approximately $97.0 million.

The Company intends to include restated audited consolidated financial statements for the years ended December 31, 2017 and 2016 and unaudited restated condensed consolidated financial statements for the periods ended June 30, 2017, September 30, 2017, March 31, 2018, June 30, 2018 and September 30, 2018 (collectively, the

“Restatement”)  in its Annual Report on Form 10-K for the year ended December 31, 2018, which it expects to file on March 7, 2019.

In connection with the Restatement, management has determined that a material weakness existed in the Company’s internal control over financial reporting as of December 31, 2018 as a result of the Company’s inability to identify and correct the impact of material errors resulting from the 2006 Merger Transaction. A material weakness existed in that the Company did not design and maintain effective internal controls over the completeness and accuracy of accounting for, and disclosure of, the deferred income tax effects and goodwill allocation associated with complex tax transactions involving partnership interests. Specifically, the Company did not design appropriate controls to (i) identify and reconcile deferred income taxes associated with the accounting for acquired partnership interests, and (ii) correctly allocate corporate goodwill to appropriate reporting units. As a result, the Company’s management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2018.

  The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, BDO USA, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC

Date: March 7, 2019	By:	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Chief Financial Officer